UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 13, 2009

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-51349	77-0462930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3230 Scott Boulevard

Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

(408) 737-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

A third-party software provider notified its clients, including Advanced Analogic Technologies, Inc. (the “Company”), that it made changes to its software program to address computational errors in determining stock-based compensation expense. Specifically, the prior version of this software calculated stock-based compensation expense by inappropriately applying the forfeiture rate over the vesting periods of the stock option awards. This error affects the timing of estimated stock-based compensation expense recognition, but does not impact the total stock-based compensation expense. As stock-based compensation expense is a non-cash item, this error did not impact net cash provided by (used in) operations in any period.

As a result of discovering this error, the Company and its Audit Committee concluded on September 13, 2009 that the necessary accounting adjustments to correct previously issued financial statements to properly reflect stock-based compensation expense are material. As such, the Company intends to restate the consolidated financial statements for fiscal years 2006, 2007 and 2008 contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as well as its quarterly reports for the first and second quarters of fiscal year 2009. The Company currently estimates that the total cumulative additional stock-based compensation to be recorded in the periods described above in connection with these restatements is approximately $2 million through June 30, 2009. The Company is currently in the process of determining the tax consequences that may result from this matter as well as the impact this error has on the Company’s internal control over financial reporting. Accordingly, the Company and its Audit Committee concluded that the consolidated financial statements, the related reports of its independent registered public accounting firm, and all earnings press releases and similar communications issued by the Company relating to the periods discussed above should also not be relied upon.

The Company reiterates that these anticipated restatements will not affect the Company’s revenues or cash position for the applicable periods. The Company presently expects that it will be able to announce its financial results for the third quarter of 2009 as previously scheduled and intends to prepare restated financial statements for all materially affected periods as soon as practicable.

The Company’s principal financial officer and principal accounting officer discussed these matters with the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

/s/ Brian R. McDonald
Brian R. McDonald
Chief Financial Officer, Vice President of Worldwide Finance and Secretary

Date: September 14, 2009